UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2010

YOUBLAST GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52363	74-2820999
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

81 Greene Street, 4th Floor
New York, New York 10012
(Address of principal executive offices) (zip code)

(212) 465-3428
 (Registrant's telephone number, including area code)

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported on a current report filed with the Securities and Exchange Commission on June 11, 2010, YouBlast Global, Inc., a Delaware corporation (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with John Thomas Bridge & Opportunity Fund, L.P. (the “Fund), whereby the Company agreed to sell, and the Fund agreed to purchase, in two tranches, up to $250,000 in principal amount of debentures (the “Debentures”) for an aggregate purchase price of $250,000 of which $100,000 was sold on June 7, 2010.

Pursuant to the Purchase Agreement, on June 30, 2010, the Company sold to the Fund a Debenture in the principal amount of $150,000, and issued the Fund a Warrant to purchase 1,200,000 shares of its Common Stock, for gross proceeds of $150,000.

The Warrants issued and to be issued to the Fund are exercisable for cash only unless a registration statement covering the resale of the shares of Common Stock issuable upon conversion of the Warrants is not available after June 7, 2011, after which the Warrants may be exercised on a cashless basis.  The Warrants are subject to adjustment as provided therein.

The Debentures pay interest at a rate of 16% per annum, payable in cash and is due on September 30, 2010.   The Company may extend the Debentures’ maturity date by three month periods if by the maturity date, the company notifies the Debenture holder and delivers to the Debenture holder $25,000 for the extension.  Upon the closing by the Company of one or more financings in which the Company receives gross proceeds of not less than $1,500,000 the Company shall pay an amount equal to 50% of the proceeds of such financing to reduce the principal amount of the Debentures.   If any Event of Default (as defined in the Debentures) occurs, the full principal amount of the Debentures, together with interest and other amounts owing in respect thereof, to the date of acceleration shall become immediately due and payable in cash; provided, however, that in an Event of Default arising from a default in the payment of the principal amount or interest due on the Debenture, the Fund shall have the right to convert all or a portion of such principal of the Debentures into shares of Common Stock (and to receive cash on the (i) accrued interest and (ii) principal amount Holder elects not to convert).  If the Fund elects to convert all of the principal amount of the Debentures into shares of Common Stock then the number of shares of Common Stock issuable upon such conversion shall be an amount of Common Stock equal to the (i) multiple of (A) 20% times (B) Fully Diluted Shares outstanding at the Default Conversion Date (as defined in the Debenture) divided by (ii) 80%.

John Thomas Financial, Inc. was the exclusive placement agent for the private placement and received a finder’s fee of $19,500.  The Company also paid $5,000 to the Fund for non-accountable expenses.

The forgoing descriptions of the Purchase Agreement, the Debenture and the Warrant do not purport to be complete and are qualified in their entirety by reference to these agreements which are attached as exhibits to this Current Report and are incorporated into this Item be reference.

In connection with the foregoing, the Company relied upon the exemption from securities registration afforded by Rule 506 of Regulation D as promulgated by the SEC under the Securities Act of 1933, as amended (the “Securities Act”) and/or Section 4(2) of the Securities Act. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, and transfer was restricted by the Company in accordance with the requirements of the Securities Act of 1933.

Item 3.02 Unregistered Sales of Equity Securities

See Item 2.03.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Debenture issued to John Thomas Bridge & Opportunity Fund, L.P.*
4.2	Warrant issued to John Thomas Bridge & Opportunity Fund, L.P.*
99.1	Securities Purchase Agreement *

* Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YOUBLAST GLOBAL, INC.

Dated: June 30, 2010	By:	/s/ Philmore Anderson IV
Name: Philmore Anderson IV Title: Chief Executive Officer

Exhibit Index

Exhibit Number	Description
4.1	Debenture issued to John Thomas Bridge & Opportunity Fund, L.P.*
4.2	Warrant issued to John Thomas Bridge & Opportunity Fund, L.P.*
99.1	Securities Purchase Agreement *

* Incorporated by reference to the Current Report on Form 8-K filed with the Securities and Exchange Commission on June 11, 2010.